UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 14, 2001

                          WHY USA FINANCIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)


          Nevada                    0-30601                    87-0390603
(State of Incorporation)     (Commission File No.)         (I.R.S. Employer
                                                          Identification No.)



                           8301 Creekside Circle #101
                              Bloomington, MN 55437
                    (Address of principal executive officers)
                                   (Zip Code)

                                 (952) 841-7050
                         (Registrant's telephone number)

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ITEM 2. Other events (Acquisition of Company)

         On October 31, 2001, Registrant entered into related Stock and Note Purchase Agreements to acquire an 85% controlling interest of Innovative Financial Systems, Inc. ("IFS MN"), a Minnesota corporation. The controlling interest is being Purchased by Registrant from three persons in consideration for assuming certain Note obligations and related fees in the aggregate amount of approximately $3,480,000 as of October 31, 2001, plus issuance of stock purchase warrants to purchase 750,000 shares of common stock of Registrant for $.50 per share, exercisable anytime during the five-year term of the warrants.

         IFS MN is an established diversified financial services company providing its varied services to many commercial customers located primarily in Minnesota and adjoining upper midwestern states and secondarily in California and other western states. Financial Services of IFS MN include on-site check cashing transactions, credit card advances, ATM transactions, check verification and check processing. IFS MN currently has total revenues of approximately $12 million on an annualized basis.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      WHY USA Financial Group, Inc. (Registrant)


                                        By: /S/ Leslie M. Pearson
                                           ----------------------
                                             Leslie M. Pearson
                                             Chief Financial Officer

                                        Date: November 14, 2001